SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: January 3, 2003

                                SurgiLight, Inc.
              ----------------------------------------------------
             (Exact Name of Registrant as specified in its charter)


        Florida                     000-24897                      35-1990562
 ----------------------        -------------------                 -----------
(State of Incorporation)      (Commission file No.)               (IRS Employer
                                                                     ID Number)

                12001 Science Drive, Suite 140, Orlando, FL 32826
                          ----------------------------
                         (Address of Principal Offices)

                  Registrant's telephone number: (407) 482-4555



Item 5.           Other Events

     On December 4, 2002, Merrill Lynch Business Financial Services, Inc. ("Merrill Lynch") filed a lawsuit in the Circuit Court for the Ninth Judicial Circuit in and for Orange County, Florida, naming the Company, as debtor, Advanced Medical Laser Servise, Inc., a subsidiary of the Company, and Jui-Teng Lin, a former officer and director of the Company, as guarantors, and Information Leasing Corporation and Secured Funding, in connection with a $500,000 Credit Line and Loan and Security Agreement issued by Merrill Lynch to the Company. Merrill Lynch has alleged that the Company is in breach of Loan and Security Agreement and has requested the repayment of the the principal balance under the Line of Credit along with certain other remedies, including foreclosure of certain collateral and appointment of a receiver over such collateral. The Company intends to assert various meritorious defenses to these claims.

     The Company had previously disclosed in its Form 10-QSB report, dated December 3, 2002, that it had been served a notice of default from Merrill Lynch and has received a commitment letter for a $10,000,000 line of credit to replace this funding.

Item 7.           Financial Statements and Exhibits.


     Schedule of Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

None.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            SurgiLight, Inc.

Date:    January 3, 2003


                                            By:  /s/  Timothy J. Shea
                                               --------------------------------
                                                      Timothy J. Shea, President